EXHIBIT 99.1

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are statements about matters that are not historical or current facts. In addition, our management may from time to time make forward-looking statements orally to analysts, investors, the news media and others. Forward-looking statements often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “would,” “should,” “could,” “may” or similar words. Factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation:

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the ability of the Company to fulfill its obligations with respect to the rights of the holders of the Series A Convertible Preferred Stock, including but not limited to the redemption rights and registration rights of the holders of the Series A Convertible Preferred Stock;

•	the resolution of litigation pending against the Company including the arbitration between Gyrus Group, PLC, Ethicon, Inc. and ArthroCare;

•	the Company’s ability to design or improve internal controls to address issues detected in the Review and other related matters or by management in its reassessment of the Company’s internal controls;

•	the impact upon the Company’s operations of the Review and other related matters, legal compliance matters or internal controls, improvement and remediation;

•	the ability of the Company to control expenses, including costs of the Review and other related matters, legal compliance matters or internal controls review, improvement and remediation;

•	the Company’s ability to remain current in its periodic reporting requirements under the Exchange Act and to file required reports with the SEC on a timely basis;

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the results of the investigations being conducted by the Staff of the Division of Enforcement of the Securities and Exchange Commission and the United States Attorneys’ offices in Florida and North Carolina;

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the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and restatement and its insurance billing and healthcare fraud-and-abuse compliance practices;

•	the ability of the Company to attract and retain qualified senior management and to prepare and implement appropriate succession planning for its Chief Executive Officer;

•	general business, economic and political conditions;

•	competitive developments in the medical devices market;

•	changes in applicable legislative or regulatory requirements;

•	the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business;

•	the reactions of the marketplace to the foregoing; and

•	descriptions of assumptions underlying or relating to any of the foregoing matters and any other statements contained in this report that are or may be forward-looking statements.

Forward-looking statements reflect our management’s beliefs, expectations or predictions of future conditions, events or results based on various assumptions, information currently available to our management and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this report. A discussion of certain factors that could cause actual conditions, events or results to differ materially from those expressed in any forward-looking statements appears in “Part I, Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2008.

Readers are cautioned not to place undue reliance on forward-looking statements in this report or that we make from time to time, and to consider carefully the factors discussed in “Part I, Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2008 in evaluating these forward-looking statements. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.